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                                                                    EXHIBIT 10.1


                             INNOVATE ONCOLOGY, INC.

                                VOTING AGREEMENT

         This Voting Agreement (this "Agreement") is entered into as of May 26, 2006 by and among Innovate Oncology, Inc., a Nevada corporation (the "Company"), Gardant Pharmaceuticals, Inc. (formerly known as "Bioaccelerate Holdings, Inc."), a Nevada corporation ("Gardant"), and Avantogen Limited, a corporation organized under the laws of Australia ("Avantogen"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Share Exchange Agreement, dated as of January 31, 2006, by and among Avantogen, Gardant and the Company (as amended, modified or supplemented from time to time, the "Share Exchange Agreement").

         WHEREAS, pursuant to the Share Exchange Agreement, Avantogen has agreed to, contingent on the performance of certain covenants and the satisfaction of certain conditions in the Share Exchange Agreement, transfer all of Avantogen's equity interests in Resistys, Inc., a Delaware corporation, and One Million Dollars (US$1,000,000) in cash to the Company and the Company has agreed to transfer to Avantogen or a Parent Affiliate Thirty Two Million (32,000,000) shares of common stock, US$0.001 par value, of the Company ("Common Stock") out of an aggregate of Fifty Nine Million (59,000,000) shares of Common Stock on a Fully Diluted Basis;

         WHEREAS, a condition precedent to the consummation of the transactions contemplated by the Share Exchange Agreement is that the Company Charter Documents be amended, or, in the alternative, that Gardant and Avantogen enter into this Agreement, in order to establish, among other things, restrictions on certain actions by the Company post-Closing without the approval of the Gardant so long as Gardant owns 20% or more of the capital stock of the Company on a Fully Diluted Basis.

                                    AGREEMENT

         NOW, THEREFORE, in order to consummate or facilitate the consummation of the actions and transactions contemplated above, the parties hereto agree as follows:

         Effective and contingent upon execution of this Agreement by the Company, Gardant and Avantogen, and upon the Closing of the transactions contemplated by the Share Exchange Agreement, the parties hereto agree to be bound by the provisions hereof as the sole agreement of the parties hereto with respect to voting rights in the Company and certain other rights, as set forth herein.

         1.       RESTRICTIONS ON CERTAIN ACTIONS.
                  --------------------------------

                  For so long as Gardant shall own at least twenty percent (20%) of the capital stock of the Company on a Fully Diluted Basis, (i) Avantogen will vote its equity interests in the Company in favor of two (2) designees of Gardant to serve as directors of the Company and (ii) the Company shall not, without first obtaining the approval, by vote or written consent, of Gardant and Avantogen, and Gardant and Avantogen agree that, without the prior written consent of the other, neither will vote or act with respect to their equity interests in the Company so as to:



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                           (a)      cause or authorize the liquidation,
                                    dissolution or winding up of the Company;

                           (b) cause or authorize any assignment for the benefit of creditors causing the Company or any assets of the Company to be subject to the authority of any trustee, custodian or receiver or to cause or authorize the Company to file for bankruptcy protection or for protection under any insolvency or similar Law;

                           (c) cause or authorize the sale of all or substantially all of the Company's assets to Gardant, Avantogen or any of their respective Affiliates;

                           (d)      cause or authorize the merger or
                                    consolidation of the Company into Gardant, Avantogen or any of their respective Affiliates;

                           (e) cause or authorize the conversion of the Company into another form of business;

                           (f) cause or authorize the Company to engage in a business other than in the life sciences field;

                           (g) cause or authorize the issuance of any shares of capital stock of the Company (or other securities convertible into any shares of capital stock of the Company) to Gardant, Avantogen or any of their respective Affiliates below fair market value or otherwise without adequate consideration;

                           (h) cause or authorize a change in the size of the Company's Board of Directors;

                           (i) cause or authorize the redemption or repurchase of any outstanding shares of capital stock of the Company owned by Gardant or Avantogen or their respective Stockholders or Affiliates;

                           (j) cause or authorize the engagement by the Company in any related-party transactions with Gardant or Avantogen or their respective Subsidiaries or Affiliates; or

                           (k)      cause the Company to enter into any
                                    transaction with a third party in which
                                    Gardant or Avantogen or their respective
                                    Subsidiaries or Affiliates receives a
                                    benefit that does not inure to the benefit of the Company or its shareholders as a group.

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         2.       ADDITIONAL REPRESENTATIONS AND COVENANTS.
                  -----------------------------------------

                  2.1 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

                  2.2 LEGENDS. Each certificate representing shares of the Company's capital stock subject to this Agreement shall bear the following legend:

                  "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, DATED AS OF MAY 26, 2006, BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

                  2.3 TRANSFER LIMITATION. Each of Gardant and Avantogen agrees that it will not sell, transfer or assign any Company Interests, or any interest therein, in a private transaction not effectuated through a public market without the delivery to the Company prior thereto of a written agreement pursuant to which the transferee or assignee agrees that such Company Interests, or any interest therein, shall be subject to this Agreement. The Company agrees not to effectuate or recognize any such purported transfer or assignment without such written agreement. Any purported transfer or assignment in violation of the foregoing shall be null and void.

         3.       TERMINATION.
                  ------------

                  3.1 TERMINATION EVENTS. This Agreement shall terminate upon the earliest to occur of:

                           (a) the consummation of one or more public offerings or similar financings (including, without limitation, a PIPE or a registered direct offering) resulting in the receipt by the Company of $7,500,000 or more in aggregate gross proceeds and a minimum of $0.50 per share of Company capital stock;

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                           (b)      the consummation of a sale, conveyance or
                                    other disposal of all or substantially all of the assets of the Company, a merger or consolidation or the Company with or into any other Person (other than an individual), or the merger of any other Person (other than an individual) into the Company, or any other corporate reorganization, sale, conveyance or other disposal of assets, consolidation, reorganization or merger, in which the Company's stockholders receive cash or shares of stock in a corporation whose stock is publicly traded on a national securities exchange or the Nasdaq National Market System, other than a sale to Gardant or Avantogen or their respective Subsidiaries or Affiliates;

                           (c) the written agreement of Gardant and Avantogen to terminate this Agreement;

                           (d)      three (3) years after the date hereof; or

                           (e) Gardant owning less than twenty percent (20%) of the capital stock of the Company on a Fully Diluted Basis.

                  3.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

         4.       MISCELLANEOUS.
                  --------------

                  4.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law or as expressly stated hereunder) and shall be binding upon and shall inure to the benefit of the parties hereto. This Agreement is not intended to create any third party beneficiaries.

                  4.2 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties relating to the subject matter of this Agreement and cancels and supersedes all agreements, arrangements and understanding relating thereto made prior to or on the date hereof, written or oral, between the parties to this Agreement.

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                  4.3 COUNTERPARTS. This Agreement may be executed by the
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

                  4.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, facsimile, or nationally recognized overnight courier, and shall be deemed to have been duly given 1) if delivered by hand, on the date of such delivery, 2) if delivered by facsimile, on the date of such delivery, with receipt of appropriate confirmation, and 3) if delivered by nationally recognized overnight courier, on the business day following dispatch to the respective persons named below:

         If to the Company after the Closing Date or to Avantogen, addressed to such entity care of, or at, respectively:

                           Avantogen Limited
                           Suite 4, Level 36
                           88 Phillip Street
                           Sydney NSW 2000
                           Attn: Chief Executive Officer
                           Fax: + 61 2 9252 6877

                           with copies to:

                           Kaye Scholer LLP
                           1999 Avenue of the Stars, Suite 1700
                           Los Angeles, California  90067-6048
                           Attn: Barry Lawrence, Esq.
                           Fax:  (310) 788-1200

         If to the Company prior to the Closing Date or to Gardant, addressed to such entity care of, or at, respectively:

                           Gardant Pharmaceuticals, Inc.
                           712 Fifth Avenue, 19th Floor
                           New York, New York  10019
                           Reference: Avantogen Limited/Innovate Oncology, Inc.
                                      Transaction
                           Fax:     (212) 581-1922

Any party may change such party's address for notices by notice duly given pursuant hereto.

                  4.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the New York applicable to contracts entirely negotiated, executed and performed within that State, without giving effect to the conflict of law principles thereof.

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                  4.6 JURISDICTION AND VENUE. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York state court or U.S. federal court sitting in New York, New York, and any appellate court therefrom, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such New York state court or U.S. federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder in any New York state court or U.S. federal court sitting in New York, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  4.7 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                  4.8 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

                  4.9 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  4.10 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

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                  4.11 REPRESENTATION BY COUNSEL. Each party to this Agreement represents and warrants that such party has been represented by counsel in the negotiation, drafting and execution of this Agreement. Accordingly, no provision of this Agreement shall be construed against any party on the grounds that party drafted the provision or caused it to be drafted.

                  4.12 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or canceled and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  4.13 PUBLIC ANNOUNCEMENTS. The parties hereto agree that no announcement relating to the transactions contemplated hereby shall be made by any party hereto or any of their Affiliates or representatives without the prior written consent and involvement of each other party, except as may be required by any applicable Law or Governmental Authority.

                  4.14 STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any issuance of shares of the Company's voting securities hereafter to Gardant and/or Avantogen (including, without limitation, in connection with any stock dividend, combination, splits, reverse splits, recapitalization, reorganization or similar transactions), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 2.2.

                                      * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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         The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:

INNOVATE ONCOLOGY, INC.
By: /s/ Linden Boyne
    --------------------------------
Name: Linden Boyne
Title: CEO

Address:  712 Fifth Avenue
          19th floor
          New York, NY 10019

Facsimile: +442074512469
Email: Linden.Boyne@sterlingfcs.com








                  [Signature Page to Innovate Voting Agreement]

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GARDANT:

GARDANT PHARMACEUTICALS, INC.

By: /s/ Lee Cole
    --------------------------------
Name: Lee Cole
Title: Chairman

Address:  712 Fifth Avenue
          19th floor
          New York, NY 10019

Facsimile: +442074512469
Email: lee.cole@bioaccelerate.com






                                       9


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AVANTOGEN:

AVANTOGEN LIMITED

By: /s/ Richard Opara, M.D.
    -------------------------------
Name: Richard Opara, M.D.
Title: Chairman

Address:  Suite 4, Level 36
          88 Phillip Street
          Sydney NSW 2000 Australia

Facsimile: +61292526877
Email: r_opara@hotmail.com





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